Exhibit 99.2

NEWS RELEASE

Contact: Investor Relations
708.483.1300 Ext 1331

TreeHouse Foods CFO Dennis Riordan to Retire

Oak Brook, IL, August 4, 2016 — TreeHouse Foods, Inc. (NYSE: THS) announced today that Dennis F. Riordan, Executive Vice President, Chief Financial Officer and Interim President of Private Brands, will transition to a Senior Advisor role upon the appointment of a successor. TreeHouse has initiated an executive search to identify a new CFO, and Mr. Riordan will be an active participant in the search process. Upon appointment of a successor, Mr. Riordan will remain with the Company to provide a smooth transition of his responsibilities. As Senior Advisor, he will continue his involvement with the Private Brands integration efforts and business strategy.

Mr. Riordan has been with TreeHouse for over ten years, having joined the Company soon after its formation in 2005. During his tenure, Mr. Riordan has overseen the financial and infrastructure growth of the Company as revenues increased tenfold through a series of 13 acquisitions, the most recent being the acquisition of the Private Brands business from ConAgra Foods.

“Dennis’ leadership has been instrumental to our Company’s growth, and he has been key to delivering shareholder returns that have exceeded that of the industry. He has been a quintessential leader as we have built the company from $700 million in revenue to $7 billion, and under his guidance, we now have robust accounting, finance, investor relations, tax and IT teams. We greatly appreciate his many contributions,” said Sam K. Reed, Chairman and Chief Executive Officer of TreeHouse Foods. “As we lay the operational and organizational foundations upon which to build the transformed TreeHouse of our future, Dennis will continue to play an important role.”

“I am very proud of what we have accomplished here at TreeHouse, as well as the tremendous opportunity that lies ahead,” said Mr. Riordan. “We are still in the early days of the next chapter of our Company – establishing a larger and even stronger foundation for the next round of strategic growth through acquisitions. To that end, I believe we will benefit from fresh ideas and new perspectives, while allowing me to focus exclusively on integration and strategic activities.”

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a manufacturer of packaged foods and beverages with more than 50 manufacturing facilities across the United States, Canada and Italy that focuses primarily on private label products for both retail grocery and food away from home customers. We manufacture shelf stable, refrigerated, frozen and fresh products, including beverages and beverage enhancers (single serve beverages, coffees, teas, creamers, powdered beverages and smoothies); meals (cereal, pasta, macaroni and cheese and side dishes); retail bakery (refrigerated and frozen dough); condiments (pourable and spoonable dressing, dips, pickles, soups and sauces) and healthy snacks (nuts, trail mix, bars, dried fruits and vegetables). We have a comprehensive offering of packaging formats and flavor profiles, and we also offer natural, organic and preservative free ingredients in many categories. Our strategy is to be the leading supplier of private label food and beverage products by providing the best balance of quality and cost to our customers.

Additional information, including TreeHouse’s most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse’s website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “should,” “could,” “expects,” “seek to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “predicts,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause TreeHouse or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. TreeHouse’s Form 10-K for the year ended December 31, 2015, and other filings with the SEC, discuss some of the factors that could contribute to these differences. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.